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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 20, 2003 and March 15, 2002 relating to the financial statements and financial statement schedules of Safety Insurance Group, Inc., which appear in Safety Insurance Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Hartford, Connecticut
November 21, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS